Exhibit 99.1

For Immediate Release

Kura Sushi USA Announces Fiscal Fourth Quarter and

Fiscal Year 2026 Financial Results

Irvine, CA. November 5, 2026 – Kura Sushi USA, Inc. (“Kura Sushi” or the “Company”) (NASDAQ: KRUS), a technology-enabled Japanese restaurant concept, today announced financial results for the fiscal fourth quarter and fiscal year ended August 31, 2026.

Fiscal Fourth Quarter 2026 Highlights

➢
Total sales were $88.9 million, compared to $79.4 million in the fourth quarter of 2025;
➢
Comparable restaurant sales decreased 5.7% for the fourth quarter of 2026 as compared to the fourth quarter of 2025;
➢
Operating loss was $0.6 million, compared to an operating income of $1.5 million in the fourth quarter of 2025;
➢
Net loss was $0.3 million, or $(0.02) per diluted share, compared to net income of $2.3 million, or $0.18 per diluted share, in the fourth quarter of 2025;
➢
Adjusted net income* was $0.9 million, or $0.08 per diluted share, compared to an adjusted net income* of $2.5 million or $0.20 per diluted share, in the fourth quarter of 2025;
➢
Restaurant-level operating profit* was $17.0 million, or 19.1% of sales;
➢
Adjusted EBITDA* was $7.7 million; and
➢
Four new restaurants opened during the fiscal fourth quarter of 2026.

*Adjusted net income, Adjusted general and administrative expenses, Restaurant-level operating profit and Adjusted EBITDA are non-GAAP measures and are defined below under “Key Financial Definitions.” Please see the reconciliation of non-GAAP measures accompanying this release. See also “Non-GAAP Financial Measures” below.

Hajime Uba, President, Chief Executive Officer and Chief Financial Officer of Kura Sushi, stated, “As we look back at our fiscal year 2026, I’m proud of our efforts to protect margin despite tariffs and consumer headwinds. While tariffs collectively increased our costs of goods sold and other costs by 180 basis points, we were able to offset these increases with labor leverage of 190 basis points as compared to fiscal year 2025, driven by the technological innovation that is core to our concept. Our continued commitment to G&A leverage is reflected in the 90 basis point improvement, and we were also able to grow Adjusted EBITDA margin and dollars as compared to fiscal year 2025.”

Review of Fiscal Fourth Quarter 2026 Financial Results

Total sales were $88.9 million compared to $79.4 million in the fourth quarter of 2025. Comparable restaurant sales decreased 5.7%, consisting of negative traffic of 11.5% and price/mix increase of 5.8% for the fourth quarter of 2026 as compared to the fourth quarter of 2025.

Food and beverage costs as a percentage of sales were 29.7% compared to 28.4% in the fourth quarter of 2025. The increase is primarily due to tariffs on imported ingredients, partially offset by increases in menu prices.

Labor and related costs as a percentage of sales were 30.4% compared to 31.1% in the fourth quarter of 2025. The decrease is primarily due to operational efficiencies and pricing, partially offset by low-single digit wage inflation.

Occupancy and related expenses were $6.9 million compared to $5.6 million in the fourth quarter of 2025. The increase is primarily due to sixteen new restaurants that have opened since the fourth quarter of 2025.

Depreciation and amortization expense was $4.9 million compared to $3.8 million in the fourth quarter of 2025. The increase is primarily due to sixteen new restaurants that have opened since the fourth quarter of 2025.

Other costs as a percentage of sales were 14.6% compared to 15.0% in the fourth quarter of 2025, primarily due to a one-time tariff refund benefit of approximately $0.5 million for some of our promotional items.

General and administrative expenses were $9.9 million compared to $9.3 million in the fourth quarter of 2025. The increase was primarily due to compensation-related costs of $0.5 million and $0.3 million of other net expenses, partially offset by a decrease in litigation costs of $0.2 million. As a percentage of sales, general and administrative expenses decreased to 11.2%, as compared to 11.7% in the fourth quarter of 2025, primarily due to sales leverage.

Impairment and disposal of long-lived assets were $1.2 million in the fourth quarter of 2026.

Operating loss was $0.6 million compared to an operating income of $1.5 million in the fourth quarter of 2025.

Income tax expense was $86 thousand compared to $43 thousand in the fourth quarter of 2025.

Net loss was $0.3 million, or $(0.02) per diluted share, compared to net income of $2.3 million, or $0.18 per diluted share, in the fourth quarter of 2025.

Adjusted net income* was $0.9 million, or $0.08 per diluted share, compared to adjusted net income* of $2.5 million, or $0.20 per diluted share, in the fourth quarter of 2025.

Restaurant-level operating profit* was $17.0 million, or 19.1% of sales, compared to $15.7 million, or 19.8% of sales, in the fourth quarter of 2025.

Adjusted EBITDA* was $7.7 million compared to $7.4 million in the fourth quarter of 2025.

Review of Fiscal Year 2026 Financial Results

Total sales were $328.3 million compared to $282.8 million in fiscal year 2025. Comparable restaurant sales decreased 0.4% consisting of negative traffic of 4.3% and price/mix increase of 3.9% for fiscal year 2026 as compared to fiscal year 2025. Average unit volumes were $3.8 million and $3.9 million in fiscal year 2026 and 2025, respectively.

General and administrative expenses were $40.6 million compared to $37.7 million in fiscal year 2025. As a percentage of sales, general and administrative expenses decreased to 12.4% as compared to 13.3% in fiscal year 2025.

Adjusted general and administrative expenses* were $39.2 million compared to $35.4 million in fiscal year 2025. As a percentage of sales, adjusted general and administrative expenses decreased to 11.9% as compared to 12.5% in fiscal year 2025.

Impairment and disposal of long-lived assets were $1.2 million in fiscal year 2026.

Operating loss was $6.6 million compared to operating loss of $4.8 million in fiscal year 2025.

Income tax expense was $0.2 million for both fiscal years 2026 and 2025.

Net loss was $4.6 million, or $(0.38) per diluted share, compared to net loss of $1.9 million, or $(0.16) per diluted share, in fiscal year 2025.

Adjusted net loss* was $2.0 million, or $(0.16) per diluted share, compared to adjusted net income* of $0.4 million, or $0.03 per diluted share, in fiscal year 2025.

Restaurant-level operating profit* was $59.0 million, or 18.0% of sales, compared to $52.1 million, or 18.4% of sales, in fiscal year 2025.

Adjusted EBITDA* was $22.2 million compared to $19.1 million in fiscal year 2025.

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Restaurant Development

During the fiscal fourth quarter of 2026, the Company opened four new restaurants in Tulsa, Oklahoma; Sunset Valley, Texas; Charlotte, North Carolina; and Parsippany, New Jersey. Subsequent to August 31, 2026, the Company opened three new restaurants in Glen Allen, Virginia; West Des Moines, Iowa; and Greenwood Village, Colorado.

Fiscal Year 2027 Outlook

➢
Total sales between $376 million and $381 million;
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17 new restaurants, with average net capital expenditures per unit of approximately $2.6 million;
➢
General and administrative expenses as a percentage of sales of approximately 11.5%;
➢
Restaurant-level operating profit margins of approximately 19.0%.

Conference Call

A conference call and webcast to discuss Kura Sushi’s financial results is scheduled for 5:00 p.m. EDT today. Hosting the conference call and webcast will be Hajime “Jimmy” Uba, President, Chief Executive Officer and Chief Financial Officer and Benjamin Porten, SVP Investor Relations & System Development.

Interested parties may listen to the conference call via telephone by dialing 201-689-8471. A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 412-317-6671; the passcode is 13762776. The webcast will be available at www.kurasushi.com under the investor relations section and will be archived on the site shortly after the call has concluded.

About Kura Sushi USA, Inc.

Kura Sushi USA, Inc. is a leading technology-enabled Japanese restaurant concept with 98 locations across 25 U.S. states and Washington DC. The Company offers guests a distinctive dining experience built on authentic Japanese cuisine and an engaging revolving sushi service model. Kura Sushi USA, Inc. was established in 2008 as a subsidiary of Kura Sushi, Inc., a Japan-based revolving sushi chain with more than 700 restaurants internationally and 49 years of brand history. For more information, please visit www.kurasushi.com.

Key Financial Definitions

Adjusted Net Income (Loss), a non-GAAP measure, is defined as net income (loss) before certain items, such as litigation expenses and restaurant impairments and disposals, that the Company believes are not indicative of its core operating results. Adjusted net income (loss) per diluted share represents adjusted net income (loss) divided by the number of diluted shares.

EBITDA, a non-GAAP measure, is defined as net income (loss) before interest, income taxes and depreciation and amortization expenses.

Adjusted EBITDA, a non-GAAP measure, is defined as EBITDA plus stock-based compensation expense, non-cash lease expense, closure costs and restaurant impairments and disposals, as well as certain items, such as litigation expenses that the Company believes are not indicative of its core operating results. Adjusted EBITDA margin is defined as adjusted EBITDA divided by sales.

Restaurant-level Operating Profit (Loss), a non-GAAP measure, is defined as operating income (loss) plus depreciation and amortization expenses; stock-based compensation expense; pre-opening costs and general and administrative expenses which are considered normal, recurring, cash operating expenses and are essential to supporting the development and operations of restaurants; non-cash lease expense; closure costs and restaurant impairments and disposals; less corporate-level stock-based compensation expense recognized within general and administrative expenses. Restaurant-level operating profit (loss) margin is defined as restaurant-level operating profit (loss) divided by sales.

Adjusted General and Administrative Expenses, a non-GAAP measure, is defined as general and administrative expenses before litigation expenses that the Company believes are not indicative of its core operating results.

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Adjusted General and Administrative Expenses as a percentage of sales is defined as adjusted general and administrative expenses divided by sales.

Comparable Restaurant Sales Performance refers to the percent change in year-over-year sales for the comparable restaurant base. The Company includes restaurants in the comparable restaurant base that have been in operation for at least 18 full calendar months by the end of the accounting period presented due to new restaurants experiencing a period of higher sales upon opening. For restaurants that were temporarily closed the comparative period was also adjusted accordingly.

Average Unit Volumes (“AUVs”) consist of the average annual sales of all restaurants that have been open for 18 full calendar months or longer at the end of the fiscal year presented due to new restaurants experiencing a period of higher sales upon opening. AUVs are calculated by dividing (x) annual sales for the fiscal year presented for all such restaurants by (y) the total number of restaurants in that base. The Company makes fractional adjustments to sales for restaurants that were not open for the entire fiscal year presented (e.g., a restaurant is closed for renovation) to annualize sales for such associated period.

Non-GAAP Financial Measures

To supplement the financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company presents certain financial measures, such as adjusted net income (loss), EBITDA, adjusted EBITDA, adjusted EBITDA margin, restaurant-level operating profit (loss), restaurant-level operating profit (loss) margin and adjusted general and administrative expenses (“non-GAAP measures”) that are not recognized under GAAP. These non-GAAP measures are intended as supplemental measures of its performance that are neither required by, nor presented in accordance with, GAAP. The Company is presenting these non-GAAP measures because the Company believes that they provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and operating results. These measures also may not provide a complete understanding of the operating results of the Company as a whole and such measures should be reviewed in conjunction with its GAAP financial results. Additionally, the Company presents restaurant-level operating profit (loss) because it excludes the impact of general and administrative expenses which are not incurred at the restaurant-level. The Company also uses restaurant-level operating profit (loss) to measure operating performance and returns from opening new restaurants.

The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin are financial measures which are not indicative of overall results for the Company, and restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin do not accrue directly to the benefit of stockholders because of corporate-level and certain other expenses excluded from such measures. In addition, you should be aware when evaluating these non-GAAP financial measures that in the future the Company may incur expenses similar to those excluded when calculating these measures. The Company’s presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. The Company’s computation of these non-GAAP financial measures may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate these non-GAAP financial measures in the same fashion. Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using these non-GAAP financial measures on a supplemental basis.

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Forward-Looking Statements

Except for historical information contained herein, the statements in this press release or otherwise made by the Company’s management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “target,” “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “continue,” “predict,” “potential,” “plan,” “anticipate” or the negative of these terms, and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include but are not limited to: the Company’s ability to successfully maintain increases in our comparable restaurant sales and average unit volumes; the Company’s ability to successfully execute our growth strategy and open new restaurants that are profitable; the Company’s ability to expand in existing and new markets; the Company’s projected growth in the number of its restaurants; macroeconomic conditions and other economic factors and societal conditions; the Company’s ability to compete with other restaurants; the Company’s reliance on vendors, suppliers and distributors, including its majority stockholder Kura Sushi, Inc.; changes in food and supply costs, including the impact of inflation and tariffs; concerns regarding food safety and foodborne illness; changes in consumer preferences and spending behavior and the level of acceptance of the Company’s restaurant concept in new markets; minimum wage increases and mandated employee benefits that could cause a significant increase in labor costs, as well as the impact of labor availability; the failure of the Company’s automated equipment or information technology systems or any material failure, weakness, interruption or cybersecurity breach of our third parties’ systems; the loss of key members of the Company’s management team; the impact of governmental laws and regulations; volatility in the price of the Company’s common stock; and other risks and uncertainties as described in the Company’s filings with the Securities and Exchange Commission (“SEC”). These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s other filings with the SEC. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements, except as may be required by applicable law.

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Investor Relations Contact:

Jeff Priester or Steven Boediarto

(657) 333-4010

investor@kurausa.com

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Kura Sushi USA, Inc.

Statements of Operations and Comprehensive Income (Loss)

(in thousands, except for per share data; unaudited)

	Three months ended August 31,		Twelve months ended August 31,
	2026	2025	2026	2025
Sales	$88,881	$79,448	$328,276	$282,763
Restaurant operating costs:
Food and beverage costs	26,431	22,547	98,593	80,772
Labor and related costs	27,049	24,708	101,805	93,014
Occupancy and related expenses	6,939	5,611	25,971	21,002
Depreciation and amortization expenses	4,857	3,771	17,215	13,598
Other costs	12,974	11,939	48,924	40,943
Total restaurant operating costs	78,250	68,576	292,508	249,329
General and administrative expenses	9,922	9,288	40,633	37,747
Depreciation and amortization expenses	125	120	498	448
Impairment and disposal of long-lived assets	1,227	—	1,227	—
Total operating expenses	89,524	77,984	334,866	287,524
Operating income (loss)	(643)	1,464	(6,590)	(4,761)
Other expense (income):
Interest expense	17	14	67	70
Interest income	(450)	(866)	(2,234)	(3,102)
Income (loss) before income taxes	(210)	2,316	(4,423)	(1,729)
Income tax expense	86	43	222	175
Net income (loss)	$(296)	$2,273	$(4,645)	$(1,904)
Net income (loss) per Class A and Class B shares
Basic	$(0.02)	$0.19	$(0.38)	$(0.16)
Diluted	$(0.02)	$0.18	$(0.38)	$(0.16)
Weighted average Class A and Class B shares outstanding
Basic	12,151	12,098	12,132	11,916
Diluted	12,151	12,386	12,132	11,916

Other comprehensive income (loss):
Unrealized gain (loss) on investments	$29	$(15)	$(31)	$(23)
Comprehensive income (loss)	$(267)	$2,258	$(4,676)	$(1,927)

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Kura Sushi USA, Inc.

Selected Balance Sheet Data and Selected Operating Data

(in thousands, except restaurants and percentages; unaudited)

	August 31, 2026	August 31, 2025
Selected Balance Sheet Data:
Cash and cash equivalents	$28,384	$47,498
Total assets	$481,131	$430,942
Total liabilities	$249,194	$199,872
Total stockholders’ equity	$231,937	$231,070

	Three months ended August 31,		Twelve months ended August 31,
	2026	2025	2026	2025
Selected Operating Data:
Restaurants at the end of period	95	79	95	79
Average unit volumes	N/A	N/A	$3,800	$3,947
Comparable restaurant sales performance	(5.7)%	0.2%	(0.4)%	(1.3)%
EBITDA	$4,339	$5,355	$11,123	$9,285
Adjusted EBITDA	$7,707	$7,409	$22,186	$19,065
Adjusted EBITDA margin	8.7%	9.3%	6.8%	6.7%
Operating income (loss)	$(643)	$1,464	$(6,590)	$(4,761)
Operating income (loss) margin	(0.7)%	1.8%	(2.0)%	(1.7)%
Restaurant-level operating profit	$16,959	$15,698	$58,989	$52,121
Restaurant-level operating profit margin	19.1%	19.8%	18.0%	18.4%

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Kura Sushi USA, Inc.

Reconciliation of Net Income (Loss) and Net Income (Loss) Per Diluted Share to
Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Diluted Share
(in thousands, except for per share data; unaudited)

	Three months ended August 31,		Twelve months ended August 31,
	2026	2025	2026	2025
Net income (loss)	$(296)	$2,273	$(4,645)	$(1,904)
Litigation(3)	—	209	1,453	2,314
Impairment and disposal of long-lived assets(5)	1,227	—	1,227	—
Adjusted net income (loss)	$931	$2,482	$(1,965)	$410
Net income (loss) per Class A and Class B diluted shares	$(0.02)	$0.18	$(0.38)	$(0.16)
Litigation(3)	—	0.02	0.12	0.19
Impairment and disposal of long-lived assets(5)	0.10	—	0.10	—
Adjusted net income (loss) per Class A and Class B diluted shares	$0.08	$0.20	$(0.16)	$0.03
Weighted average Class A and Class B shares outstanding
Diluted shares	12,151	12,386	12,132	11,916
Adjusted diluted shares	12,335	12,386	12,132	12,193

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Kura Sushi USA, Inc.

Reconciliation of General and Administrative Expenses to

Adjusted General and Administrative Expenses,

General and Administrative Expenses as a Percentage of Sales and

Adjusted General and Administrative Expenses as a Percentage of Sales

(in thousands, except percentages; unaudited)

	Three months ended August 31,		Twelve months ended August 31,
	2026	2025	2026	2025
General and administrative expenses	$9,922	$9,288	$40,633	$37,747
Litigation(3)	—	(209)	(1,453)	(2,314)
Adjusted general and administrative expenses	$9,922	$9,079	$39,180	$35,433
General and administrative expenses as a percentage of sales	11.2%	11.7%	12.4%	13.3%
Adjusted general and administrative expenses as a percentage of sales	11.2%	11.4%	11.9%	12.5%

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Kura Sushi USA, Inc.

Reconciliation of Net Income (Loss) to EBITDA,

Adjusted EBITDA and Adjusted EBITDA margin

(in thousands, except percentages; unaudited)

	Three months ended August 31,		Twelve months ended August 31,
	2026	2025	2026	2025
Net income (loss)	$(296)	$2,273	$(4,645)	$(1,904)
Interest income, net	(433)	(852)	(2,167)	(3,032)
Income tax expense	86	43	222	175
Depreciation and amortization expenses	4,982	3,891	17,713	14,046
EBITDA	4,339	5,355	11,123	9,285
Stock-based compensation expense(1)	1,279	1,235	4,820	4,735
Non-cash lease expense(2)	862	610	3,563	2,731
Litigation(3)	—	209	1,453	2,314
Impairment and disposal of long-lived assets (5)	1,227	—	1,227	—
Adjusted EBITDA	$7,707	$7,409	$22,186	$19,065
Adjusted EBITDA margin	8.7%	9.3%	6.8%	6.7%

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Kura Sushi USA, Inc.

Reconciliation of Operating Income (Loss) to Restaurant-level Operating Profit,

Operating Income (Loss) Margin and Restaurant-level Operating Profit Margin

(in thousands, except percentages; unaudited)

	Three months ended August 31,		Twelve months ended August 31,
	2026	2025	2026	2025
Operating income (loss)	$(643)	$1,464	$(6,590)	$(4,761)
Depreciation and amortization expenses	4,982	3,891	17,713	14,046
Stock-based compensation expense(1)	1,279	1,235	4,820	4,735
Pre-opening costs(4)	374	260	1,578	1,565
Non-cash lease expense(2)	862	610	3,563	2,731
Impairment and disposal of long-lived assets(5)	1,227	—	1,227	—
General and administrative expenses	9,922	9,288	40,633	37,747
Corporate-level stock-based compensation in general and administrative expenses	(1,044)	(1,050)	(3,955)	(3,942)
Restaurant-level operating profit	$16,959	$15,698	$58,989	$52,121
Operating income (loss) margin	(0.7)%	1.8%	(2.0)%	(1.7)%
Restaurant-level operating profit margin	19.1%	19.8%	18.0%	18.4%

(1)
Stock-based compensation expense includes non-cash stock-based compensation, which is comprised of restaurant-level stock-based compensation included in labor and related costs and corporate-level stock-based compensation included in general and administrative expenses in the statements of operations and comprehensive income (loss).
(2)
Non-cash lease expense includes lease expense from the date of possession of our restaurants that did not require cash outlay in the respective periods.
(3)
Litigation includes expenses related to legal claims and settlements.
(4)
Pre-opening costs consist of labor costs and travel expenses for new employees and trainers during the training period, recruitment fees, legal fees, cash-based lease expenses incurred between the date of possession and opening day of our restaurants, and other related pre-opening costs.
(5)
Impairment and disposal of long-lived assets include an impairment charge related to one restaurant location as a result of its performance and other restaurants’ losses on disposal of equipment.

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